CONFIRMING STATEMENT
	This Statement confirms that the undersigned, James D. Price, has authorized and designated each of Susan Hyde, James Fitzgerald, and Samuel Hood, signing singly, to execute and file on the undersigned's behalf all Forms 3, 4 and 5
(including any amendments thereto) that the undersigned may be required to file with the U.S. Securities and Exchange Commission as a result of the undersigned's ownership of or transactions in securities of Corporate Property
Associates 14, Incorporated, Corporate Property Associates 15, Incorporated and
Corporate Property Associates 16 - Global, Incorporated.  The authority of Susan
Hyde, James Fitzgerald, and Samuel Hood, under this Statement shall continue until the undersigned is no longer required to file Forms 3, 4, and 5 with regard to the undersigned's ownership of or transactions in securities of
Corporate Property Associates 14, Incorporated, Corporate Property Associates
15, Incorporated and Corporate Property Associates 16 - Global, Incorporated,
unless earlier revoked in writing.  The undersigned acknowledges Susan Hyde,
James Fitzgerald, and Samuel Hood are not assuming any of the undersigned's responsibilities to comply with Section 16 of the Securities Exchange Act of
1934.

/s/ James D. Price
Signature


James D. Price
Print Name


December 1, 2006
Date